Exhibit 10.2
Execution Version

GUARANTEE AND COLLATERAL AGREEMENT
Dated as of January 14, 2021
made by
KALTURA, INC.,
as the Borrower,
and the other Grantors referred to herein,
in favor of
SILICON VALLEY BANK,
as Administrative Agent

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TABLE OF CONTENTS
(continued)
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TABLE OF CONTENTS
(continued)

Page

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices, etc.
Schedule 5	Equipment and Inventory Locations
Schedule 6	Intellectual Property
Schedule 7	Letter of Credit Rights
Schedule 8	Commercial Tort Claims

ANNEXES

Annex 1	Form of Assumption Agreement
Annex 2	Form of Pledge Supplement
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GUARANTEE AND COLLATERAL AGREEMENT
This GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of January 14, 2021, is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, each a “Grantor” and, collectively, the “Grantors”), in favor of SILICON VALLEY BANK, as administrative agent and collateral agent (together with its successors, in such capacities, the “Administrative Agent”) for the banks and other financial institutions or entities (each a “Lender” and, collectively, the “Lenders”) from time to time parties to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among KALTURA, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and the Administrative Agent.
INTRODUCTORY STATEMENTS
WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective business;
WHEREAS, certain of the Qualified Counterparties may enter into Specified Swap Agreements with the Borrower;
WHEREAS, the Cash Management Banks may enter into Cash Management Agreements with the Grantors;
WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor derives substantial direct and indirect benefit from the extensions of credit under the Credit Agreement, the Cash Management Agreements, and from the Specified Swap Agreements; and
WHEREAS, it is a condition precedent to the Closing Date that the Grantors shall have executed and delivered this Agreement in favor of the Administrative Agent for the ratable benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms.
1.1Definitions.
(a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to such terms in the Credit Agreement, and the following terms are used herein as defined in the UCC: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Document, Equipment, Fixtures, General Intangible, Goods, Instrument, Inventory, Letter-of-Credit Rights, Money, Securities Account and Supporting Obligation.
(b)The following terms shall have the following meanings:
“Administrative Agent”: as defined in the preamble hereto.

“Agreement”: as defined in the preamble hereto.
“Books”: all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (a) ledgers; (b) records indicating, summarizing, or evidencing such Grantor's assets (including Inventory and Rights to Payment), business operations or financial condition; (c) computer programs and software; (d) computer discs, tapes, files, manuals, spreadsheets; (e) computer printouts and output of whatever kind; (f) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (g) any and all other rights now or hereafter arising out of any contract or agreement between such Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Grantor's books or records or with credit reporting, including with regard to any of such Grantor's Accounts.
“Borrower”: as defined in the preamble hereto.
“Centre of Main Interests”: as that term is used in Article 3(1) of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast).
“Collateral”: as defined in Section 3.1.
“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.
“Copyright License”: any written agreement which (a) names a Grantor as licensor or licensee (including those listed on Schedule 6), or (b) grants any right under any Copyright to a Grantor, including any rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Copyrights”: (a) all copyrights arising under the laws of the United States, any state thereof, any other country or any political subdivision thereof, together with the underlying works of authorship (including titles), whether registered or unregistered and whether published or unpublished (including those listed on Schedule 6), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all other tangible property embodying or incorporating any copyrights, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain any renewals thereof.
“Deposit Account”: as defined in the Uniform Commercial Code and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.
“Excluded Accounts”: (a) Deposit Accounts exclusively used as payroll, healthcare and other employee wage and benefits accounts, (b) sales, payroll and similar tax trust accounts, (c) escrow, defeasance and redemption accounts, (d) fiduciary or trust accounts, (e) zero-balance accounts, (f) accounts with a 30-day average principal balance not in excess of $100,000 in the aggregate and (g) the funds or other property held in or maintained for such purposes in any such account described in clauses (a) through (f).
“Excluded Assets”: collectively,
(a)Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation not prohibited by the terms of the Credit Agreement if the contract or other agreement pursuant to which such Lien is granted

( or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment and proceeds of such Equipment;
(b)any Collateral with respect to which the Administrative Agent has determined, in consultation with the Borrower, that the costs of obtaining a security interest in such Collateral are excessive in relation to the benefits provided to the Secured Parties by such security interest;
(c)any real property leasehold interests of any Grantor;
(d)margin stock (within the meaning of Regulation U issued by the Board) to the extent the creation of a security interest therein in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) will result in a violation of any regulation of the Board, including Regulation T, Regulation U and Regulation X issued by the Board;
(e)any Capital Stock ( other than Capital Stock of a Loan Party or a wholly-owned direct Subsidiary thereof which is not excluded pursuant to clause (g) below) if the granting of a security interest in such Capital Stock is prohibited by the applicable joint venture, shareholder, stock purchase or similar agreement (after giving effect to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity);
(f)motor vehicles and other equipment covered by certificates of title;
(g)(i) Capital Stock of Borrower, (ii) Capital Stock of any Excluded Subsidiary that is an Immaterial Subsidiary, (iii) Capital Stock of any indirect Subsidiary, and (iv) voting Capital Stock of any Foreign Subsidiary (other than Kaltura Europe Limited) in excess of 65% of the outstanding voting Capital Stock of such entity;
(h)fee-owned real estate having a fair market value of less than $1,000,000;
(i)any intent-to-use United States Trademark application for which neither (i) an amendment to allege use to bring the application into conformity with 15 U.S.C. § 1051(a) has been filed with and accepted by the United States Patent and Trademark Office, nor (ii) a verified statement of use under 15 U.S.C. § 1051(d) has been filed with and accepted by the United States Patent and Trademark Office;
(j)letter of credit rights with a value not in excess of $500,000 in the aggregate and commercial tort claims with a value not in excess of $500,000 in the aggregate unless, in each case, capable of being perfected by the filing of a general Uniform Commercial Code financing statement; and
(k)Excluded Accounts;
provided, however, that any Accounts or Proceeds, substitutions or replacements of any Excluded Assets shall not be Excluded Assets (unless such Proceeds, substitutions or replacements are otherwise, in and of themselves, Excluded Assets).
“Fraudulent Transfer Laws”: as defined in Section 2.1(f).
“Grantor”: as defined in the preamble hereto.
“Guarantor”: as defined in Section 2.1(a).

“Intellectual Property Licenses”: the collective reference to the Copyright Licenses, the Patent Licenses and the Trademark Licenses.
“Investment Account”: any of a Securities Account, a Commodity Account or a Deposit Account.
“Investment Property”: the collective reference to (a) all "investment property" as such term is defined in Section 9-102(a)(49) of the UCC (other than Excluded Assets), and (b) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Collateral.
“Issuer”: with respect to any Investment Property, the issuer of such Investment Property.
“Patent License”: any written agreement which (a) names a Grantor as licensor or licensee and (b) grants to such Grantor any right under a Patent, including the right to manufacture, use or sell any invention covered in whole or in part by such Patent, including any such agreements referred to on Schedule 6.
“Patents”: (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to on Schedule 6, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 6, and (c) all rights to obtain any reissues or extensions of the foregoing.
“Pledged Collateral”: (a) any and all Pledged Stock; (b) all other Investment Property of any Grantor; (c) all warrants, options or other rights entitling any Grantor to acquire any interest in Capital Stock or other securities of the direct or indirect Subsidiaries of such Grantor or of any other Person; (d) all Instruments; (e) all securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (f) all certificates and instruments now or hereafter representing or evidencing any of the foregoing; (g) all rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents; and (h) all cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor; provided that in no event shall Pledged Collateral include any Excluded Asset.
“Pledged Collateral Agreements”: as defined in Section 5.23.
“Pledged Notes”: all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Grantor.
“Pledged Stock”: all of the issued and outstanding shares of Capital Stock, whether certificated or uncertificated, of any Grantor's direct Subsidiaries now or hereafter owned by any such Grantor and including the Capital Stock listed on Schedule 2 hereof (as amended or supplemented from time to time); provided that in no event shall Pledged Stock include any Excluded Assets.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from any Investment Property constituting Collateral and all collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).
“Rights to Payment”: any and all of any Grantor's Accounts and any and all of any Grantor's rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.
“Secured Obligations”: collectively, the “Obligations”, as such term is defined in the Credit Agreement.
“Trademark License”: any written agreement which (a) names a Grantor as licensor or licensee and (b) grants to such Grantor any right to use any Trademark, including any such agreement referred to on Schedule 6.
“Trademarks”: (a) all trademarks, trade names, trade dress, service marks, logos, Internet domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to on Schedule 6, and (b) the right to obtain all renewals thereof.
“UK Grantors”: each Grantor registered in England and Wales.
1.2Other Definitional Provisions. The rules of interpretation set forth in Section 1.2 of the Credit Agreement are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.
SECTION 2.Guarantee.
2.1Guarantee.
(a)Each Grantor, including the Borrower, who has executed this Agreement as of the date hereof, together with each Subsidiary of any Grantor who accedes to this Agreement as a Grantor after the date hereof pursuant to Section 6.12 of the Credit Agreement (each a “Guarantor” and, collectively, the “Guarantors”), hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:
(i)each Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon the Administrative Agent's or any Secured Party's exercise or enforcement of any remedy it or they may have against the Borrower, any Guarantor, any other Person, or all or any portion of the Collateral; and
(ii)the Administrative Agent may enforce this guaranty notwithstanding the existence of any dispute between any of the Secured Parties and the Borrower or any Guarantor with respect to the existence of any Event of Default.

(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under all applicable laws (including all applicable United Kingdom and U.S. federal and state laws) relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
(c)Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.
(d)The guarantee contained in this Section 2 shall remain in full force and effect until the Discharge of Obligations, notwithstanding that from time to time during the term of the Credit Agreement the outstanding amount of the Secured Obligations may be zero.
(e)No payment made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of Obligations.
(f)Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Agreement or any other Loan Document, as it relates to such Guarantor, subject to avoidance under requirements of applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and the Bankruptcy Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.2, and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Agreement.
2.2Right of Contribution. If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
2.3No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any setoff or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any Collateral or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Discharge of Obligations. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Discharge of Obligations, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied in such order as set forth in Section 6.5 hereof irrespective of the occurrence or the continuance of any Event of Default.
2.4Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement, the other Loan Documents, the Specified Swap Agreements, the Cash Management Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
2.5Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consents. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, increased, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor further waives:
(a)diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Secured Obligations;
(b)any right to require any Secured Party to marshal assets in favor of the Borrower, such Guarantor, any other Guarantor or any other Person, to proceed against the Borrower, any Guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Secured Obligations or to comply with any other provisions of Section 9-611 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Secured Party whatsoever;
(c)the defense of any applicable statute of limitations (or similar laws in any jurisdiction) in any action hereunder or for the collection or performance of the Secured Obligations;

(d)any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor or any other Person;
(e)any defense based upon the Administrative Agent's or any Secured Party's errors or omissions in the administration of the Secured Obligations;
(f)any rights to set-offs and counterclaims; and
(g)without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by any applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement, including all rights and defenses (i) arising out of an election of remedies by any Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against any applicable Loan Party by the operation of Section 580 or 726 of the California Code of Civil Procedure or otherwise, and (ii) relating to any suretyship defenses available to it under the California UCC or any other applicable law, including any rights and defenses which are or may become available to such Guarantor by reason of California Civil Code Sections 1432, 2787 through 2855, 2899, and 3433 or California Code of Civil Procedure Sections 580 or 726.
Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (1) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (2) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Secured Party, (3) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower and the Guarantors for the Secured Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance, (4) any Insolvency Proceeding with respect to the Borrower, any Guarantor or any other Person, (5) any merger, acquisition, consolidation or change in structure of the Borrower, any Guarantor or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Capital Stock of the Borrower, any Guarantor or any other Person, (6) any assignment or other transfer, in whole or in part, of any Secured Party's interests in and rights under this Agreement or the other Loan Documents, including any Secured Party's right to receive payment of the Secured Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party's interests in and to any of the Collateral, (7) any Secured Party's vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Secured Obligations, and (8) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Secured Obligations or any other indebtedness, obligations or liabilities of any Guarantor to any Secured Party.
When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto. Any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
Each Guarantor acknowledges that all or any portion of the Secured Obligations may now or hereafter be secured by a Lien or Liens upon real property owned or leased by any Borrower or any other Guarantor and evidenced by certain documents including, without limitation, deeds of trust and assignments of rents. Administrative Agent may, after the occurrence and during the continuance of an Event of Default, pursuant to the terms and subject to the conditions of said real property security documents and applicable law, foreclose under all or any portion of one or more of said Liens by means of judicial or nonjudicial sale or sales. Each Guarantor agrees that Administrative Agent may exercise whatever rights and remedies it may have pursuant to the Loan Documents or by Law with respect to said real property security, all without affecting the liability of any Guarantor hereunder, except to the extent the Administrative Agent realizes payment by such action or proceeding. No election to proceed in one form of action or against any party, or on any obligation shall constitute a waiver of any Secured Party's right to proceed in any other form of action or against any Guarantor or any other Person, or diminish the liability of any Guarantor, or affect the right of such Secured Party to proceed against any Guarantor for any deficiency, except to the extent such Secured Party realizes payment by such action, notwithstanding the effect of such action upon any Guarantor's rights of subrogation, reimbursement or indemnity, if any, against any Borrower, any other Guarantor or any other Person. Without limiting the generality of the foregoing, each Guarantor expressly waives, to the extent permitted by law, all rights, benefits and defenses (other than payment in full), if any, applicable or available to such Guarantor with respect to the Secured Obligations, the Loan Documents, any Lien created or purported to be created thereby, or this Guaranty.
Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (A) the principal amount of the Secured Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (B) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Secured Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (C) the time for the Borrower's (or any other Loan Party's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Administrative Agent may deem proper; (D) in addition to the Collateral, the Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Secured Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof without affecting the enforceability or any waiver relating to any Guarantee; (E) any Secured Party may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Secured Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Secured Obligations from any Person or to realize upon the Collateral, and (F) the Secured Parties may request and accept other guaranties of the Secured Obligations and any other indebtedness, obligations or liabilities of the Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case of clauses (A) through (F), as the Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.
2.6Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any such Guarantor or any substantial part of its respective property, or otherwise, all as though such payments had not been made.
2.7Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Funding Office.
2.8Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Secured Obligations under Specified Swap Agreements (provided that, each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8 or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.8 shall remain in full force and effect until the Discharge of Obligations. Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
2.9Guarantee Limitation. This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006, or any equivalent and applicable provisions under the laws of the jurisdiction of formation, incorporation or establishment of the relevant Guarantor and, with respect to any additional Guarantor, is subject to any limitations set out in the Pledge Supplement (as defined below) applicable to such additional Guarantor.
SECTION 3.GRANT OF SECURITY INTEREST
3.1Grant of Security Interests. Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and wherever located ( collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations (whether now existing or arising hereafter):
(a)all Accounts;
(b)all Chattel Paper;
(c)all Commercial Tort Claims (including as set forth on Schedule 8 hereto);

(d)all Deposit Accounts, all Securities Accounts and all Commodity Accounts (but excluding any Excluded Accounts);
(e)all Documents;
(f)all Equipment;
(g)all Fixtures;
(h)all General Intangibles;
(i)all Goods;
(j)all Instruments;
(k)all Intellectual Property and all Intellectual Property Licenses;
(l)all Inventory;
(m)all Investment Property (including all Pledged Collateral);
(n)all Letter-of-Credit Rights; Letters of Credit (as defined in the UCC), Promissory Notes (as defined in the UCC), and Drafts (as defined in the UCC);
(o)all Money;
(p)all Receivables;
(q)all Books and records pertaining to the Collateral;
(r)all other property not otherwise described above; and
(s)to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding anything to the contrary contained in clauses (a) through (s) above, the security interests created by this Agreement shall not extend to, and the term “Collateral” (including all of the individual items comprising Collateral) shall not include any Excluded Assets nor any assets as to which a security interest is not granted pursuant to this Section 3 .1.
Notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except (i) to the extent that the terms in such contract, license, instrument or other document providing for such prohibition, breach, default or termination, or requiring such consent are not permitted under the terms and conditions of the Credit Agreement or (ii) to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences.
Notwithstanding the foregoing, if and to the extent that a security interest in a particular asset is governed by a UK Security Document, the provisions of such UK Security Document shall govern, unless otherwise provided for therein.
3.2Grantors Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such contracts, agreements and other documents included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.
3.3Perfection and Priority.
(a)Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent (and its counsel and its agents) to file or record at any time and from time to time any financing statements and other filing or recording documents or instruments with respect to the Collateral (including, in respect of the UK Grantors, UK Companies House filings) and each Grantor shall execute and deliver to the Administrative Agent and each Grantor hereby authorizes the Administrative Agent (and its counsel and its agents) to file (with or without the signature of such Grantor) at any time and from time to time, all amendments to financing statements, continuation financing statements, security agreements relating to the Intellectual Property, assignments, fixture filings, affidavits, reports notices and all other documents and instruments, in such form and in such offices as the Administrative Agent reasonably determines is appropriate to perfect and continue the perfection of, maintain the priority of or provide notice of the Administrative Agent's security interest in the Collateral under and to accomplish the purposes of this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property, whether now owned or hereafter acquired,” “all assets” or any other similar collateral description in any such financing statements.
(b)Filing of Financing Statements. Each Grantor shall deliver to the Administrative Agent, from time to time, such completed UCC-1 financing statements for filing or recording in the appropriate filing offices as may be reasonably requested by the Administrative Agent.
(c)Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in Section 5.6(b), each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a pledge or collateral assignment of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the other Secured

Parties pursuant to the UCC. To the extent practicable, each such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in Section 5.6(b).
(d)Intellectual Property. Each Grantor shall, in addition to executing and delivering this Agreement, take such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent's security interest in the Intellectual Property constituting Collateral. Concurrently with the delivery of each Compliance Certificate following the creation or other acquisition of any Intellectual Property constituting Collateral by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, such Grantor shall modify this Agreement by amending Schedule 6 to include any such Intellectual Property which becomes part of the Collateral and which was not included on Schedule 6 as of the date hereof and record an amendment to an existing Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Administrative Agent or the Required Lenders may reasonably request, to perfect the Administrative Agent' s security interest in such Intellectual Property.
(e)Bailees. At any time and from time to time, the Administrative Agent may give notice to any Person holding all or any portion of the Collateral that such Person is holding such Collateral as the agent and bailee of, and as pledge holder for, the Administrative Agent, and obtain such Person's written acknowledgment thereof. Without limiting the generality of the foregoing, each Grantor will, upon written request from the Administrative Agent, join with the Administrative Agent in notifying any Person who has possession of any Collateral of the Administrative Agent's security interest therein and shall use commercially reasonable efforts to obtain an acknowledgment from such Person that it is holding the Collateral for the benefit of the Administrative Agent. Notwithstanding the foregoing, if no Event of Default exists, a Grantor shall not be required to obtain and deliver to the Administrative Agent acknowledgements from any such Person who has possession or control of Collateral, if such Person holds Collateral having a value not exceeding $250,000.
(f)Control. Each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Collateral consisting of any Deposit Accounts, Electronic Chattel Paper, Investment Property, Securities Accounts or Letter-of-Credit Rights (with respect to the latter, in excess of $250,000, and only upon request of the Administrative Agent), including delivery of springing control agreements, as the Administrative Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent's security interest in such Collateral.
(g)Additional Subsidiaries. To the extent required under the Credit Agreement, in the event that any Grantor acquires rights in any Subsidiary after the date hereof, it shall deliver to the Administrative Agent a completed pledge supplement, substantially in the form of Annex 2 (the “Pledge Supplement”), together with all schedules thereto, reflecting the pledge of the Capital Stock of such new Subsidiary (except to the extent such Capital Stock consists of Excluded Assets). Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to the Pledged Collateral related to such Subsidiary immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.
SECTION 4.REPRESENTATIONS AND WARRANTIES
In addition to the representations and warranties of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants (it being understood that none of the following applies to Excluded Assets) to the Administrative Agent and each other Secured Party that, as of the date hereof:
4.1Title; No Other Liens. Except for the Liens permitted to exist on the Collateral by Section 7.3 of the Credit Agreement, such Grantor owns each item of the Collateral in which a Lien is granted by it free and clear of any and all Liens.
4.2Perfected Liens. The security interests granted to the Administrative Agent pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly (if applicable) executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against any creditors of any Grantor and any Persons purporting to purchase any Collateral from any Grantor, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Liens permitted by the Credit Agreement which have priority over the Liens of the Administrative Agent on the Collateral (for the ratable benefit of the Secured Parties) by operation of law, and (ii) in the case of Collateral other than Pledged Collateral, Liens permitted by Section 7.3 of the Credit Agreement.
4.3Jurisdiction of Organization; Chief Executive Office and Locations of Books. On the date hereof, such Grantor's jurisdiction of incorporation or organization, identification number from the jurisdiction of incorporation or organization (if any), and the location of such Grantor's chief executive office or sole place of business, as the case may be, or in relation or in relation to the UK Grantors, Centre of Main Interests, are specified on Schedule 4. On the date hereof, all locations where Books pertaining to the Rights to Payment of such Grantor are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Grantor, are set forth in Schedule 4.
4.4Inventory and Equipment. On the date hereof (a) the Inventory and (b) the Equipment ( other than mobile goods) are kept at the locations listed on Schedule 5.
[Reserved].
4.6Pledged Collateral. (a) All of the Pledged Stock held by such Grantor has been duly and validly issued, and is fully paid and non-assessable (to the extent such concepts are applicable in the relevant jurisdiction), subject in the case of Pledged Stock constituting partnership interests or limited liability company membership interests to future assessments required under any applicable law and any applicable partnership or operating agreement, (b) such Grantor is the legal record and beneficial owner thereof, (c) in the case of Pledged Stock of a Subsidiary of such Grantor or Pledged Collateral of such Grantor constituting Instruments issued by a Subsidiary of such Grantor, there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (d) the Pledged Stock pledged by such Grantor constitutes all of the issued and outstanding shares of Capital Stock of each Issuer owned by such Grantor ( except for Excluded Assets), and, other than with respect to Capital Stock constituting Excluded Assets, such Grantor owns no securities convertible into or exchangeable for any shares of Capital Stock of any such Issuer that do not constitute Pledged Stock hereunder, ( e) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Stock pledged by such Grantor have been disclosed to the Administrative Agent, and (f) as to each such Pledged Collateral Agreement relating to the Pledged Stock pledged by such Grantor, (i) to the best knowledge of such Grantor, such Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof and is in full force and effect in accordance with its terms, (ii) to the best knowledge of such Grantor party thereto, there exists no material violation or material default under any such Pledged Collateral Agreement by such Grantor or the other parties thereto, and (iii) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such Pledged Collateral Agreement.
4.7Investment Accounts. (a) On the date hereof, Schedule 2 sets forth under the headings “Securities Accounts” and “Commodity Accounts”, respectively, all of the Securities Accounts and Commodity Accounts in which such Grantor has an interest. Except as disclosed to the Administrative Agent, such Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;
(b)On the date hereof, Schedule 2 sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which such Grantor has an interest and, except as otherwise disclosed to the Administrative Agent, such Grantor is the sole account holder of each such Deposit Account and, other than with respect to Excluded Accounts, such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and
(c)Except as otherwise permitted under the Credit Agreement, in each case to the extent requested by the Administrative Agent and to the extent the following property constitutes Collateral, such Grantor has taken all actions necessary or desirable to: (i) establish the Administrative Agent's “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any Certificated Securities (as defined in Section 9-102 of the UCC); (ii) establish the Administrative Agent's “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Accounts constituting Securities Accounts, Commodity Accounts, Securities Entitlements or Uncertificated Securities (each as defined in Section 9-102 of the UCC); (iii) establish the Administrative Agent's “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (iv) deliver all Instruments (as defined in Section 9-102 of the UCC) to the Administrative Agent to the extent required hereunder.
4.8Receivables. No amount payable to such Grantor under or in connection with any Receivable or other Right to Payment is evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account) or Chattel Paper which has not been delivered to the Administrative Agent; provided however that no Grantor shall be required to deliver any Instrument in an amount less than $100,000.
4.9Intellectual Property. (a) Schedule 6 lists all registrations and applications for Intellectual Property (including, without limitation, registered Copyrights, Patents, Trademarks and all applications therefor) existing as of the date hereof, as well as all Copyright Licenses, Patent Licenses and Trademark Licenses, in each case owned by such Grantor in its own name and which are in effect on the date hereof, other than non-exclusive Intellectual Property Licenses entered in the ordinary course of business and off-the-shelf software and/or hardware licenses.

(b)Each Grantor owns, or is licensed to use, or otherwise has valid rights to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No written material claim has been asserted and is pending by any Person challenging or questioning any Grantor's use of any Intellectual Property or the validity or effectiveness of any Grantor's Intellectual Property, nor does any Grantor know of any valid basis for any such claim. To each Grantor's knowledge, the use of lntellectual Property by each Grantor, and the conduct of such Grantor's business, as currently conducted, does not infringe on or otherwise violate the rights of any Person in any material respect.
(c)Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any exclusive licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
(d)No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property owned by such Guarantor or, to such Grantor's knowledge, in any Intellectual Property licensed by such Guarantor, in any respect that could reasonably be expected to have a Material Adverse Effect.
(e)To Grantor's knowledge, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect.
4.10Instruments. (i) Such Grantor has not previously assigned any interest in any Instruments (including but not limited to the Pledged Notes) held by such Grantor ( other than such interests as will be released on or before the date hereof or as otherwise expressly permitted under the Credit Agreement), and (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise).
4.11Letter of Credit Rights. Such Grantor does not have any Letter-of-Credit Rights having a potential value in excess of $500,000 except as set forth in Schedule 7 or as have been notified to the Administrative Agent in accordance with Section 5.22.
4.12Commercial Tort Claims. Such Grantor does not have any active Commercial Tort Claims having a potential value in excess of $500,000 except as set forth in Schedule 8 or as have been notified to the Administrative Agent in accordance with Section 5.21.
SECTION 5.COVENANTS
In addition to the covenants of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of Obligations:
5.1Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account), Certificated Security or Chattel Paper evidencing an amount in excess of $250,000, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2Maintenance of Insurance.
(a)The Grantors shall maintain insurance as required pursuant to Section 6.6 of the Credit Agreement.
(b)Except as otherwise agreed by the Administrative Agent, all applicable insurance policies shall (i) provide that no cancellation, material reduction in amount, material change in coverage, non-renewal or amendment thereof shall be effective until at least twenty (20) days after delivery to the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as an additional insured party or lender’s loss payee, as applicable.
(c)Unless and Event of Default shall have occurred and be continuing and the Administrative Agent shall have exercised its rights pursuant to Section 8.2 of the Credit Agreement, (A) all proceeds from insurance policies shall be paid to the Borrower or applicable Grantor, (B) to the extent the Administrative Agent receives any proceeds, the Administrative Agent shall promptly turn over to the Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Borrower and the other Grantors, and (C) the Administrative Agent agrees that the Borrower and/or Guarantors shall have the sole right to adjust or settle any claims under such insurance; provided that this Section 5.2(c) shall not affect the Borrower’s obligations under Section 2.12 of the Credit Agreement.
5.3Maintenance of Perfected Security Interest; Further Documentation.
(a)Such Grantor shall maintain the security interests of the Administrative Agent (for the benefit of the Secured Parties) created by this Agreement as perfected security interests having at least the priority described in Section 4.2 and shall defend such security interests against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.
(b)Upon the Administrative Agent’s reasonable request but no more frequently than monthly, such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor constituting Collateral and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.
(c)At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have filed or recorded, as applicable, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction (including, with respect to the UK Grantors, the Companies Act 2006) with respect to the security interests created hereby and (ii) in the case of Investment Property, Investment Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC) with respect thereto to the extent required hereunder.
5.4Changes in Locations, Name, Etc. Such Grantor will not, except upon written notice to the Administrative Agent within the time periods set forth below and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, and (b) if applicable, a written supplement to Schedule 4 showing the relevant new jurisdiction of incorporation or organization, location of chief executive office or sole place of business, as appropriate, or in the case of the UK Grantors, Centre of Main Interests:
(i)unless prior written notice is given to the Administrative Agent, change its jurisdiction of incorporation or organization, identification number from the jurisdiction of organization (if any) or the location of its chief executive office or sole place of business, as appropriate, or in the case of the UK Grantors, Centre of Main Interests, from that referred to in Section 4.3;
(ii)unless written notice is given to the Administrative Agent within ten (10) days after such change, change its name; or
(iii)unless written notice is given to the Administrative Agent within thirty (30) days after such location, locate any Collateral in any state or other jurisdiction other than those in which such Grantor operates as of the Closing Date, other than (A) mobile Goods, (B) Equipment and Inventory out for repair, in transit, at other locations in connection with repair or refurbishment thereof in the ordinary course of business or in the possession of employees and service providers of Grantors in the ordinary course of business, (C) pursuant to dispositions to third parties to the extent permitted under the Credit Agreement, (D) movement of Collateral from one disclosed location to another disclosed location; and (E) Equipment having fair market value in the aggregate of less than $500,000.
5.5Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:
(a)any Lien (other than Liens permitted under Section 7.3 of the Credit Agreement) on any of the Collateral; and
(b)the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
5.6Instruments; Investment Property.
(a)Upon the request of the Administrative Agent, if any Grantor shall have obtained or otherwise acquired any Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property, in each case with a value in excess of $250,000 individually or $750,000 in the aggregate, such Grantor will (i) promptly deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property held by such Grantor, all letters of credit of such Grantor, and all other Rights to Payment held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments, and (ii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights held by such Grantor, as the Administrative Agent shall reasonably specify to perfect a security interest therein.
(b)If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Collateral, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided that in no event shall this Section 5.6(b) apply to any Excluded Assets. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent (including by way of being deposited in a Deposit Account or Securities Account that is subject to a perfected security interest in favor of the Administrative Agent), be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent (including by way of being deposited in a Deposit Account or Securities Account that is subject to a perfected security interest in favor of the Administrative Agent), be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of such Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, unless otherwise subject to a perfected security interest in favor of the Administrative Agent (including by way of being deposited in a Deposit Account or Securities Account that is subject to a perfected security interest in favor of the Administrative Agent), hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.
(c)In the case of any Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Capital Stock issued by it that constitutes Collateral and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly (to the extent any action would be required to be taken in response to such events under Sections 5.6(a) and (b)) in writing of the occurrence of any of the events described in Section 5.6(a) and (b) with respect to the Pledged Collateral issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Capital Stock issued by it that constitutes Collateral.
5.7Securities Accounts; Deposit Accounts.
(a)With respect to any Securities Account, such Grantor shall (i) cause any applicable securities intermediary maintaining such Securities Account to show on its books that the Administrative Agent is the entitlement holder with respect to such Securities Account, and, (ii) cause such securities intermediary to enter into an agreement in form and substance satisfactory to the Administrative Agent with respect to such Securities Account pursuant to which such securities intermediary shall agree to comply with the Administrative Agent’s “entitlement orders” without further consent by such Grantor; and
(b)with respect to any Deposit Account, such Grantor shall enter into and shall cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the Administrative Agent shall be granted “control” (within the meaning of Section 9104 of the UCC) over such Deposit Account.
(c)The Administrative Agent agrees that it will only communicate “entitlement orders” or “notices of exclusive control” or similar instructions with respect to the Deposit Accounts and

Securities Accounts of the Grantors after the occurrence and during the continuance of an Event of Default.
(d)Such Grantor shall give the Administrative Agent immediate notice of the establishment of any new Deposit Account and of any new Securities Account established by such Grantor.
For the avoidance of doubt, this Section 5.7 shall not apply to any Excluded Accounts.
5.8Intellectual Property. In each case, unless it is permitted by the Credit Agreement to do otherwise:
(a)Such Grantor will, and will use commercially reasonable efforts to cause its licensees to, (i) continue to use each material Trademark in order to maintain such material Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each such material Trademark, (iii) use each such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (iv) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such material Trademark may become invalidated or impaired in any way.
(b)Such Grantor will, and will use commercially reasonable efforts to cause its licensees to, not knowingly do any act, or omit to do any act, whereby any material Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public.
(c)Such Grantor will not (and will use commercially reasonable efforts to not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such material Copyrights may become invalidated or otherwise materially impaired. Such Grantor will not knowingly do any act whereby any material portion of such Copyrights would reasonably be expected to fall into the public domain.
(d)Such Grantor will, and will use commercially reasonable efforts to cause its licensees to, not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.
(e)Such Grantor will notify the Administrative Agent promptly if it knows that any application or registration relating to any material registered Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country, but excluding typical communications in the ordinary course or prosecution, such as office actions and the like)) regarding such Grantor’s ownership of, or the validity of, any material registered Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
(f)Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or political subdivision thereof, such Grantor shall report (i) the initial application to and (ii) the corresponding grant, if any, of the Patent or Trademark from the United States Patent and Trademark Office to the Administrative Agent at the times specified in Section 6.2(b) of the Credit Agreement. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any

Copyright with the United States Copyright Office, such Grantor shall report the filing of the initial application to the Administrative Agent at the times specified in Section 6.2(b) of the Credit Agreement. Upon request of the Administrative Agent, other than in respect of intent-to-use trademark or service mark applications, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
(g)Such Grantor will take all reasonable and necessary steps that it reasonably deems appropriate under the circumstances, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country, to maintain and pursue each material application filed by or on behalf of such Grantor (and to obtain the relevant registration) and to maintain each corresponding registration of the material United States Intellectual Property of such Grantor, including filing of applications for renewal, affidavits of use and affidavits of incontestability.
(h)In the event that Grantor becomes aware that any material Intellectual Property of such Grantor is infringed or misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.
(i)Notwithstanding the foregoing, any Grantor may refrain from taking, or shall be permitted to take, as the case may be, any actions otherwise prohibited or required this Section 5.8 with respect to Intellectual Property that it determines in its reasonable business judgment not to be commercially desirable or useful to the business of the Borrower and its subsidiaries, taken as a whole, or worth protecting or maintaining (including without limitation by abandoning, failing to defend or maintain or causing any such Intellectual Property to become unenforceable, abandoned, invalidated or publicly available).
5.9[Reserved].
5.10Defense of Collateral. Consistent with its reasonable business judgment, Grantors will use commercially reasonable efforts to appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Administrative Agent’s right or interest in, any material portion of the Collateral.
5.11Preservation of Collateral. Subject to Section 5.8, and except as otherwise permitted by the Credit Agreement, Grantors will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.
5.12Compliance with Laws, Etc. Such Grantor will comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral, except where the failure to so comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
5.13[Reserved].
5.14Location of Collateral. Except as permitted under Section 5.4 above, such Grantor will keep all material Collateral held by such Grantor at the locations set forth in Schedule 5 or at such other locations as may be disclosed in writing to the Administrative Agent and will not remove any such

Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of such Grantor’s business, the movement of Collateral as part of such Grantor’s supply chain and in the ordinary course of such Grantor’s business, other dispositions permitted by Section 7.5 of the Credit Agreement and movements of Collateral from one disclosed location to another disclosed location within the United States). Notwithstanding any other provision of this Agreement, no Grantor will in any event remove any Collateral located in England and Wales where such Collateral is real estate, shares securities or intellectual property.
5.15Maintenance of Records. Such Grantor will keep accurate and complete Books with respect to Collateral held by such Grantor, disclosing the Administrative Agent’s security interest hereunder.
5.16[Reserved].
5.17Liens. Such Grantor will keep the Collateral held by such Grantor free of all Liens except Liens permitted under Section 7.3 of the Credit Agreement.
5.18Expenses. Such Grantor will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral held by such Grantor, to the extent the failure to pay any such expenses could reasonably be expected to materially and adversely affect the value of the Collateral.
5.19[Reserved].
5.20Chattel Paper. Such Grantor will not create any Chattel Paper with a face amount in excess of $250,000 without placing a legend on such Chattel Paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper. Such Grantor will give the Administrative Agent immediate notice if such Grantor at any time holds or acquires an interest in any Chattel Paper with a face amount in excess of $500,000, including any Electronic Chattel Paper and shall comply, in all respects, with the provisions of Section 5.1 hereof.
5.21Commercial Tort Claims. Such Grantor will give the Administrative Agent prompt notice (but in any event, with three (3) Business days after acquisition) if such Grantor shall at any time hold or acquire any Commercial Tort Claim with a potential value in excess of $500,000.
5.22Letter-of-Credit Rights. Such Grantor will give the Administrative Agent prompt notice if such Grantor shall at any time hold or acquire any Letter-of-Credit Rights with a potential value in excess of $500,000.
5.23Shareholder Agreements and Other Agreements.
(a)Such Grantor shall comply with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other written agreement or written understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder, except, with respect to any such Pledged Collateral Agreement relating to any Pledged Collateral issued by a Person other than a Subsidiary of a Grantor, to the extent the failure to enforce any such rights could not reasonably be expected to materially and adversely affect the value of the material Pledged Collateral to which any such Pledged Collateral Agreement relates.
(b)Such Grantor agrees that no Pledged Stock (i) shall be dealt in or traded on any securities exchange or in any securities market, (ii) shall constitute an investment company security, or (iii) shall be held by such Grantor in a Securities Account.

(c)Subject to the terms and conditions of the Credit Agreement, including Sections 7.3 and 7.5 thereof, such Grantor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially and adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.
5.24Government Receivables. Such Grantor will notify the Administrative Agent on a quarterly basis of any Accounts in excess of $500,000 in the aggregate in which the Account Debtor is a United States government entity or any department, agency or instrumentality thereof, and, if reasonably requested by the Administrative Agent upon the occurrence of and during the continuance of a Default, Grantors shall submit the documentation required under the Assignment of Claims Act to the government of the United States seeking approval of the novation or assignment of each contract relating to such Accounts and deliver to the Administrative Agent such documentation reasonably necessary to comply with the Assignment of Claims Act with respect to the assignment of the right of payment in respect of all contracts relating to such Accounts.
SECTION 6.REMEDIAL PROVISIONS
Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of Obligations:
6.1Certain Matters Relating to Receivables.
(a)The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account over which the Administrative Agent has control, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. After the occurrence and during the continuance of an Event of Default, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(b)At the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
6.2Communications with Obligors; Grantors Remain Liable.
(a)The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.
(b)Upon the request of the Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.
(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each agreement giving rise to the Receivables and observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
6.3Investment Property.
(a)Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Collateral and all payments made in respect of the Pledged Notes to the extent permitted by the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property of such Grantor; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken that is reasonably likely to materially impair the Collateral or that would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
(b)If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right (A) to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property (including the Pledged Collateral) of any or all of the Grantors and make application thereof to the Secured Obligations in the order set forth in Section 6.5, and (B) to exchange uncertificated Pledged Collateral for certificated Pledged Collateral and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement (in each case to the extent such exchanges are permitted under the applicable Pledged Collateral Agreements or otherwise agreed upon by the Issuer of such Pledged Collateral), and (ii) any and all of such Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of any such Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In order to permit Administrative Agent to exercise the voting and consensual rights with respect to the Investment Property to which it may be entitled hereunder and to receive all dividends and other distributions to which it may be entitled to receive hereunder with respect to the Investment Property, each Grantor shall promptly execute and deliver to Administrative Agent all such proxies, dividend payment orders and other instruments as Administrative Agent may from time to time reasonably request, and without limiting the foregoing, each Grantor hereby grants to Administrative Agent an IRREVOCABLE PROXY COUPLED WITH AN INTEREST to exercise, all the voting rights applicable to such Investment Property and to exercise all other rights, powers, privileges and remedies to which a holder of the Investment Property would be entitled, which proxy shall only be effective, automatically (and without any further action on the part of the Grantor or the Administrative Agent), upon the occurrence and during the continuance of an Event of Default; provided, that, such rights, powers, privileges and remedies shall terminate upon Discharge of Obligations, and, provided, further, that such rights, powers, privileges and remedies shall only be exercisable in accordance with and subject to the terms of this Section 6.3(b).
(c)Each Grantor hereby authorizes and instructs each Issuer of any Pledged Collateral or Pledged Notes pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral or, as applicable, the Pledged Notes directly to the Administrative Agent.
(d)If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to apply the balance from any Deposit Account or Securities Account or instruct the bank or securities intermediary at which any Deposit Account or Securities Account is maintained to pay the balance of any Deposit Account or Securities Account to or for the benefit of the Administrative Agent; provided that the Administrative Agent shall not have such right with respect to Excluded Accounts. The parties hereto agree and acknowledge that the Administrative Agent shall not exercise “control” of any Deposit Account or Securities Account unless and until an Event of Default has occurred and is continuing.
6.4Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks, Cash Equivalents and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account over which it maintains control, within the meaning of the UCC. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
6.5Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in accordance with Section 8.3 of the Credit Agreement.

6.6Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right in such circumstances, upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, in such circumstances, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, in accordance with the provisions of Section 6.5, only after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as is contemplated by Section 8.3 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, but only to the extent of the surplus, if any, owing to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by any of them of any rights hereunder, except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Secured Party or their respective agents. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. If an Event of Default has occurred and is continuing, Administrative Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-104 or any other section of the UCC, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of the Administrative Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-106 or any other section of the UCC, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Administrative Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Administrative Agent, in each case above, for application to and repayment of the Secured Obligations. Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Administrative Agent shall have the right to an immediate writ of possession without notice of a hearing. In such circumstances, Administrative Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Administrative Agent.
6.7Registration Waiver.
(a)If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Subject to its compliance with state securities laws applicable to private sales, the Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(b)Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any applicable Requirement of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
6.8Intellectual Property License. Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 6 and solely exercisable at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by the Grantors, effective only upon and during the time in which the Administrative Agent is permitted to exercise remedies hereunder and only for so long as such period continues. The license described in this Section 6.8 shall terminate automatically upon the Discharge of Obligations, provided that such license shall only be exercisable in accordance with and subject to the terms of this Section 6.8.
6.9Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

SECTION 7.THE ADMINISTRATIVE AGENT
Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that:
7.1Administrative Agent’s Appointment as Attorney-in-Fact, etc.
(a)Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority, coupled with an interest, in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take, following the occurrence of an Event of Default and while it is continuing any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following after the occurrence of an Event of Default and while it is continuing:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to give effect to the license granted to the Administrative Agent pursuant to Section 6.8;
(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) (a) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine and (b) assign any Intellectual Property Licenses that are included as Collateral to which a Grantor is a party except to the extent that any implied prohibitions on assignment and any anti-assignment provision therein is not invalidated by Section 9-408 of the UCC; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
7.2Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
7.3Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8.MISCELLANEOUS
8.1Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
8.2Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.
8.3No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
8.4Enforcement Expenses; Indemnification.
(a)Each Grantor agrees to pay or reimburse the Administrative Agent and each other Secured Party for all its reasonable costs and expenses incurred in collecting against such Grantor under the guaranty contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party to the same extent as the Borrower pursuant to Section 10.5 of the Credit Agreement.
(b)Each Grantor agrees to pay, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar Taxes (excluding Excluded Taxes, if any), which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the same extent as the Borrower pursuant to Section 10.5 of the Credit Agreement.
(c)Each Grantor agrees to pay, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to the Credit Agreement.
(d)The agreements in this Section 8.4 shall survive the Discharge of Obligations.
8.5Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured

Party and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
8.6Set Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party and any Affiliate thereof at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party or such Affiliate to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the Secured Obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and under the other Loan Documents and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such other Secured Party may have.
8.7Counterparts. This Agreement may be executed and delivered by one or more of the parties to this Agreement on any number of separate counterparts (including delivery by facsimile and/or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
8.8Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.9Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.10Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
8.11GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE, CAUSE OF ACTION, OR PROCEEDING (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) BASED UPON, ARISING OUT OF, CONNECTED WITH, OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAW RULES) OF THE STATE OF NEW YORK. This Section 8.11 shall survive the Discharge of Obligations.

8.12Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally agrees that the provisions of Sections 10.14(a) and (c) of the Credit Agreement (relating to submission to jurisdiction and waivers and the waiver of the right to claim or recover any special, exemplary, punitive or consequential damages) shall be incorporated herein, mutatis mutandis, as if set forth herein in full. This Section 8.12 shall survive the Discharge of Obligations.
8.13Acknowledgements. Each Grantor hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Secured Parties or among the Grantors and any of the Secured Parties.
8.14Additional Grantors. Each Subsidiary of a Grantor that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
8.15Releases.
(a)Upon the Discharge of Obligations, the Collateral shall automatically and without any further action be released from the Liens in favor of the Administrative Agent and the other Secured Parties created hereby, this Agreement shall terminate with respect to the Administrative Agent and the other Secured Parties, and all obligations (other than those expressly stated to survive such termination) of each Grantor to the Administrative Agent or any other Secured Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the sole expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver such documents as such Grantor shall reasonably request to evidence such termination.
(b)If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor to a Person that is not a Grantor in a transaction permitted by Section 7 of the Credit Agreement, (i) such Collateral shall be automatically released from the Liens created hereby on such Collateral, and (ii) then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral, as applicable. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of to a Person other than a Grantor in a transaction permitted by Section 7 of the Credit Agreement.
8.16WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT THE PROVISIONS OF SECTION 10.14(b) OF THE CREDIT AGREEMENT (RELATING TO THE WAIVER OF THE RIGHT TO JURY TRIAL) SHALL BE INCORPORATED HEREIN, MUTATIS MUTANDIS, AS IF SET FORTH HEREIN IN FULL. THIS WAIVER OF THE

RIGHT TO JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. THIS SECTION 8.16 SHALL SURVIVE THE DISCHARGE OF OBLIGATIONS.
8.17Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies each Grantor that, pursuant to the requirements of “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and 31 C.F.R. § 1010.230, it is required to obtain, verify and record information that identifies such Grantor, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Grantor and certain of its beneficial owners and other officers in accordance with the Patriot Act and 31 C.F.R. § 1010.230. Each Grantor will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with “know your customer” requirements under the PATRIOT Act, 31 C.F.R. § 1010.230 or other applicable anti-money laundering laws.
8.18Security Limitations. Solely to the extent of any conflict or inconsistency between the terms of this Agreement and the terms of any UK Security Document then, insofar as such conflict or inconsistency relates to any Collateral or other assets purported to pledged hereunder from time to time located in the jurisdiction covered by such UK Security Document, the terms of such UK Security Document shall prevail. Notwithstanding anything herein to the contrary, with respect to any Collateral constituting Capital Stock of an issuer that is a Foreign Subsidiary (and any Collateral related thereto) that is subject to a valid and perfected lien pursuant to any security agreements, pledge agreements or similar collateral documents that are governed by the laws of the jurisdiction of organization of such Foreign Subsidiary, such Collateral shall not also be subject to the perfection requirements contained herein.
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IN WITNESS WHEREOF, each of the undersigned (save for the UK Grantors) has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written, and the UK Grantors have each executed this Guarantee and Collateral Agreement as a deed as of the date first above written.

GRANTORS:

KALTURA, INC.

By:	/s/ Yaron Garmazi
Name:	Yaron Garmazi
Title:	Chief Financial Officer

EXECUTED AS A DEED BY KALTURA EUROPE LIMITED

acting by a director in the presence of:

Signature of director

Signature of witness

Print name

Address

Occupation

IN WITNESS WHEREOF, each of the undersigned (save for the UK Grantors) has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written, and the UK Grantors have each executed this Guarantee and Collateral Agreement as a deed as of the date first above written.

GRANTORS:

KALTURA, INC.

By:
Name:	Yaron Garmazi
Title:	Chief Financial Officer

EXECUTED AS A DEED BY KALTURA EUROPE LIMITED

acting by a director in the presence of:

/s/ Michal Tsur
Signature of director

Signature of witness	/s/ Eran Shalev

Print name	Eran Shalev

Address	####

Occupation	Professor
[Signature Page to Guarantee and Collateral Agreement]

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK

By:	/s/ Francis Covoccia
Name:	Francis Covoccia
Title:	Director
[Signature Page to Guarantee and Collateral Agreement]

ANNEX 2 TO
GUARANTEE AND COLLATERAL AGREEMENT
FORM OF
PLEDGE SUPPLEMENT

To:	Silicon Valley Bank, as Administrative Agent

Re:	Kaltura, Inc.

Date:

Ladies and Gentlemen:
This Pledge Supplement (this “Pledge Supplement”) is made and delivered pursuant to Section 3.3(g) of that certain Guarantee and Collateral Agreement, dated as of January 14, 2021 (as amended, modified, renewed or extended from time to time, the “Guarantee and Collateral Agreement”), among each Grantor party thereto (each a “Grantor”and collectively, the “Grantors”), and SILICON VALLEY BANK (the “Administrative Agent”). All capitalized terms used in this Pledge Supplement and not otherwise defined herein shall have the meanings assigned to them in either the Guarantee and Collateral Agreement or the Credit Agreement (as defined in the Guarantee and Collateral Agreement), as the context may require.
The undersigned, _________________________[insert name of Grantor], a _______________________ [corporation, partnership, limited liability company, etc.], confirms and agrees that all Pledged Collateral of the undersigned, including the property described on the supplemental schedule attached hereto, shall be and become part of the Pledged Collateral and shall secure all Secured Obligations.
Schedule 2 to the Guarantee and Collateral Agreement is hereby amended by adding to such Schedule 2 the information set forth in the supplement attached hereto.
This Pledge Supplement shall constitute a Loan Document under the Credit Agreement.
THIS PLEDGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (AND NOT THE CONFLICT OF LAW RULES) OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has executed this Pledge Supplement, as of the date first above written.

[NAME OF APPLICABLE GRANTOR]

By:

Name:

Title:
Annex 2

SUPPLEMENT TO ANNEX 2
TO THE GUARANTEE AND COLLATERAL AGREEMENT

Name of Subsidiary	Number of Units/Shares Owned	Certificate(s) Numbers	Date Issued	Class or Type of Units or Shares	Percentage of Subsidiary's Total Equity Interests Owned